SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 24, 2002
(Date of Report)
Date of earliest event reported: July 15, 2002

Intuit Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:
(650) 944-6000

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

Completed Acquisition of Management Reports, Inc.

As previously announced on June 4, 2002, Intuit Inc. (“Intuit”) signed a definitive agreement to acquire Management Reports, Inc. (“MRI”), a leading provider of business management software solutions for commercial and residential property managers. The transaction closed on July 12, 2002.

MRI will operate as a separate business unit and will continue to be based in Cleveland, Ohio. The unit is led by Bob Lasser, who was the chief executive officer of MRI, and will continue to offer its current products and services under the Intuit and MRI brands.

Intuit acquired the outstanding shares of MRI for approximately $92 million in cash.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2002	INTUIT INC.

	By:	/s/ GREG J. SANTORA

Greg J. Santora Senior Vice President and Chief Executive Officer

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